UMB Financial Corporation News Release

P.O. Box 419226

Kansas City, MO 64141-6226

816/860-7000

umb.com

//FOR IMMEDIATE RELEASE//

Contact UMB: Pam Blase: 816-860-5606

Heather Miller: 303-839-2255

UMB Financial Corporation to Acquire Mountain States Bancorporation

Kansas City, Mo. (June 1, 2006) -- UMB Financial Corporation (NASDAQ: UMBF) and Denver-based Mountain States Bancorporation, Inc. today announced they have signed a definitive agreement under which UMB Financial Corporation will acquire Mountain States Bancorporation in an all-cash deal. UMB Financial Corporation is the holding company of UMB Bank Colorado, n.a. and Mountain States Bancorporation is the holding company of Mountain States Bank.

Following regulatory approval of the transaction, anticipated in the fall of 2006, UMB Financial Corporation will merge Mountain States Bank into UMB Bank Colorado, n.a. Their combined deposits in the state of Colorado will be approximately $658 million. UMB's analysis indicates this acquisition will be accretive to Earnings Per Share in the first year following the merger.

Mountain States Bank has total assets of $282 million and total deposits of $241 million, with non-interest bearing deposits comprising 32.86% of total deposits as of December 31, 2005.

"UMB and Mountain States Bank have foundations built on a long history of service and quality. We could not pick a better partner for our future in Colorado. Together, we tell even a more compelling story, blending service with technology to deliver all that any customer would ever want or need," said Mariner Kemper, Chairman and CEO, UMB Financial Corporation.

Following the merger of operations, Mountain States Bank CEO Jeff Reder will become President, Denver Metro East. He will be responsible for the Colfax location, as well as current and future UMB locations in the eastern part of the metro region. In addition, Will Schmidt will become President, Denver Metro North & West with responsibility for business development.

"We are very excited about the opportunities this transaction offers. It will immediately provide a much larger suite of products and services for our customers and additional locations to conduct business. The combination of these organizations makes us more competitive and provides the opportunity to grow more than we could on our own," said Will Schmidt, President, Mountain States Bank.

UMB Financial Corporation

UMB Financial Corporation is a multi-bank holding company headquartered in Kansas City, Mo., offering complete banking and related financial services to both individual and business customers nationwide. Its banking subsidiaries own and operate 141 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include an investment services group based in Milwaukee, Wisconsin, a trust management company in South Dakota, and single-purpose companies that deal with brokerage services, consulting services and insurance. UMB was named one of Business Week's "Web Smart 50" companies in 2005.

Mountain States Bancorporation

Mountain States Bancorporation is a single bank holding company headquartered in Denver, Colorado. Since 1947, Mountain States Bank ("MSB") has provided traditional banking services at the corner of East Colfax and Gilpin. In addition to providing banking services from this location, the bank operates three mobile branches to service commercial customers throughout the Denver metropolitan area. MSB prides itself on developing long-term banking relationships with commercial customers and individuals who value these partnerships with a community bank. Banking the way it should be.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements rely on a number of assumptions concerning future events and are subject to risks and uncertainties, which could cause actual results to differ materially from those contemplated by the forward looking statements in this press release and other public statements the company may make. While management of UMB believes their assumptions are reasonable, UMB cautions that changes in general economic conditions, changes in interest rates, changes in the securities markets, changes in operations, changes in competition, technology changes, legislative or regulatory changes, the ability of customers to repay loans, changes in loan demand and increases in employee costs, and other risks and uncertainties detailed in UMB's filings with the Securities and Exchange Commission, may cause actual results to differ materially from those discussed in this release. UMB has no duty to update such statements, and undertakes no obligation to update or supplement forward looking statements that become untrue because of new information, future events or otherwise.

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